CMA Government Securities Fund
File Number: 811-3205
CIK Number: 353480
For the Period Ending: 9/30/2002

Pursuant to Exemptive Order Release No. IC-18748 dated June 12, 1992, the following schedule enumerates the transactions with Merrill Lynch Government Securities Incorporated, for the six month period ended September 30, 2002.

Purchases (In Thousands)

Transaction	Face	Security		Due
Date	Amount	Description	Rate	Date

4/16/2002	$90,000	Merrill Lynch Government	1.74%	4/17/2002
4/17/2002	89,000	Merrill Lynch Government	1.71	4/18/2002
4/18/2002	89,000	Merrill Lynch Government	1.70	4/25/2002
4/25/2002	89,000	Merrill Lynch Government	1.73	5/02/2002
5/02/2002	89,000	Merrill Lynch Government	1.76	5/03/2002
5/03/2002	90,000	Merrill Lynch Government	1.72	5/10/2002
5/08/2002	15,000	U.S. Treasury Note	5.50	1/31/2003
5/10/2002	90,000	Merrill Lynch Government	1.74	5/17/2002
5/17/2002	90,000	Merrill Lynch Government	1.70	5/24/2002
5/24/2002	89,000	Merrill Lynch Government	1.69	5/31/2002
5/31/2002	88,000	Merrill Lynch Government	1.76	6/07/2002
6/07/2002	88,000	Merrill Lynch Government	1.71	6/14/2002
6/14/2002	87,000	Merrill Lynch Government	1.73	6/21/2002
6/21/2002	87,000	Merrill Lynch Government	1.71	6/28/2002
6/28/2002	80,000	Merrill Lynch Government	1.85	7/05/2002
7/05/2002	82,000	Merrill Lynch Government	1.71	7/12/2002
7/08/2002	13,000	U.S. Treasury Bills	1.71	8/08/2002
7/12/2002	81,000	Merrill Lynch Government	1.71	7/19/2002
7/19/2002	80,000	Merrill Lynch Government	1.72	7/26/2002
7/26/2002	81,000	Merrill Lynch Government	1.72	8/02/2002
8/02/2002	82,000	Merrill Lynch Government	1.72	8/09/2002
8/08/2002	4,350	U.S. Treasury Note	2.25	7/31/2004
8/09/2002	84,000	Merrill Lynch Government	1.67	8/12/2002
8/12/2002	83,000	Merrill Lynch Government	1.74	8/13/2002
8/13/2002	83,000	Merrill Lynch Government	1.70	8/20/2002
8/20/2002	83,000	Merrill Lynch Government	1.71	8/27/2002
8/27/2002	82,000	Merrill Lynch Government	1.75	9/03/2002
9/03/2002	82,000	Merrill Lynch Government	1.75	9/10/2002
9/10/2002	81,000	Merrill Lynch Government	1.73	9/16/2002
9/16/2002	81,000	Merrill Lynch Government	1.75	9/23/2002
9/23/2002	82,000	Merrill Lynch Government	1.71	9/30/2002
9/30/2002	81,000	Merrill Lynch Government	1.76	10/07/2002